NEWS RELEASE

FOR IMMEDIATE RELEASE	4716 Old Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Corporation Issues
Statement Regarding Impact of Medicare’s HIH Rule

     MECHANICSBURG, PENNSYLVANIA — - August 23, 2004 — - Select Medical Corporation (NYSE: SEM) today released the following statement regarding the impact of the recently announced Medicare regulatory changes:

     As previously disclosed, on August 2, 2004, the Centers for Medicare & Medicaid Services (“CMS”) announced final regulatory changes applicable to long-term acute care hospitals operated as “hospitals within hospitals” or as “satellites” (“HIHs”). Effective for hospital cost reporting periods beginning on or after October 1, 2004, the final rule, subject to certain exceptions, provides long-term acute care HIHs with lower rates of reimbursement for Medicare admissions from their hosts that are in excess of specified percentages. For new long-term acute care HIHs, the Medicare admissions limitation will be 25%. For existing long-term acute care HIHs and those under development that meet specified criteria, the Medicare admissions limitations will be phased-in over a four-year period starting with hospital cost reporting periods beginning on or after October 1, 2004, as follows: (i) for discharges during the cost reporting period beginning on or after October 1, 2004 and before October 1, 2005, there is no Medicare admissions limitation except as may apply under current HIH separateness criteria; (ii) for discharges during the cost reporting period beginning on or after October 1, 2005 and before October 1, 2006, the Medicare admissions limitation is the lesser of the percentage of patients admitted from the host during Medicare fiscal year 2004 or 75%; (iii) for discharges during the cost reporting period beginning on or after October 1, 2006 and before October 1, 2007, the Medicare admissions limitation is the lesser of the percentage of patients admitted from the host during Medicare fiscal year 2004 or 50%; and (iv) for discharges during the cost reporting period beginning on or after October 1, 2007, the Medicare admissions limitation is 25%.

     The Company currently operates 83 long-term acute care hospitals. Of this total, 79 operate as HIHs. At December 31, 2003, the Company operated 75 long-term acute care hospitals that were operated as HIHs. In 2003, approximately 53% of the admissions to the Company’s HIHs were from host hospitals. In 2003, approximately 12% of the Company’s HIHs admitted less than 25% of their patients from their host hospitals, approximately 43% of the Company’s HIHs admitted less than 50% of their patients from their host hospitals, and approximately 85% of the Company’s HIHs admitted less than 75% of their patients from their host hospitals. There are several factors that should be taken into account in evaluating this admissions data. First, the admissions data for 2003 is not necessarily indicative of the admissions mix these hospitals will experience in the future. Second, admissions data for 2003 includes a number of hospitals that were open for only a short period, and the data from these hospitals may not be indicative of the admissions mix these hospitals will experience over a longer period of time. Finally, the HIH Rule limitations are based on Medicare admissions from the host hospital as a percent of all Medicare admissions, rather than all admissions from the host hospital as a percent of total admissions. The Company has not historically tracked the percentage of Medicare admissions from a host facility, and therefore the data set forth above is based on total admissions, not just Medicare admissions. For purposes of the conclusions contained in this press release regarding the future financial impact on the Company of the HIH Rule, the Company has assumed that the admissions mix in the future will be consistent with the admissions mix in 2003, and that the percentage of Medicare admissions of an HIH from its host is consistent with the overall admissions from its host. It is likely that actual results will vary somewhat from these assumptions.

     The new Medicare host admission limitations are phased in over a four-year period. The Company’s existing HIHs will be unaffected by the HIH Rule until cost reporting periods beginning on or after October 1, 2005, when the limitation on Medicare host admissions drops to 75%. Thus, the HIH Rule will have no effect on the Company’s 2004 financial results. The Company’s HIHs have cost reporting periods that commence on various dates throughout the calendar year. Consequently, any effect of the new admissions limitations on the Company’s HIHs may be delayed depending on when a particular HIH’s cost reporting period begins. For example, although approximately 15% of the Company’s HIHs open during 2003 admitted more than 75% of their patients from their host hospitals during 2003, only two of such HIHs have cost reporting periods that will begin after October 1, 2005 and before December 31, 2005. As a result, the HIH Rule should have only a negligible impact on the Company’s 2005 financial results. The impact of the HIH Rule during 2006 should be mitigated by the fact that (1) only three of the Company’s HIHs open during 2003 that admitted more than 75% of their patients from their host hospitals in 2003 have cost reporting periods that begin after October 1, 2005 and on or before June 1, 2006, and (2) five of the Company’s HIHs open during 2003 admitted between 75% and 80% of their patients from their host hospitals in 2003. In order to minimize the more significant impact of the HIH Rule after October 1, 2006, when the limitation on Medicare host admissions drops to 50%, management intends, during the intervening period, to reevaluate its business plan in each of its HIH markets and develop appropriate strategies to adapt to the HIH Rule, such as relocating certain HIHs to alternative settings. The above discussion does not take into account the effect of the HIH Rule on hospitals opened in 2004.

     The HIH Rule established exceptions to the Medicare admissions limitations with respect to patients who reach “outlier” status at the host hospital, HIHs located in “MSA-dominant hospitals” or HIHs located in rural areas. The Company does not expect that these exceptions will have any significant applicability to the Company’s operations.

     The Company has opened four HIHs during 2004 and anticipates opening one or two additional HIHs before the end of the year. Historically, the Company’s goal had been to open eight to ten long-term acute hospitals per year utilizing the “hospital within a hospital” model. The Company now intends to open approximately four to five long-term acute care hospitals in 2005, primarily in settings where the HIH Rule would have little or no impact.

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     Select Medical Corporation is a leading operator of specialty hospitals in the United States. Select operates 83 long-term acute care hospitals in 25 states. Select operates four acute medical rehabilitation hospitals in New Jersey. Select is also a leading operator of outpatient rehabilitation clinics in the United States and Canada, with approximately 761 locations. Select also provides medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. Information about Select is available at http://www.selectmedicalcorp.com/.

     Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by Select with the Securities and Exchange Commission. Many of the factors that will determine Select’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Select undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Inquiries.

Marty Jackson, 717/972-1100
ir@selectmedicalcorp.com